UNITED STATES

SECURITIES AND EXCHANGECOMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, Florida	33142
(Address of principal executive offices)	(Zip Code)

 (888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01Entry into a Definitive Material Agreement

On March 22, 2024, ShiftPixy, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with the owners of Neozene, Inc. (the “Principals”) and affiliated Seller Entities (collectively the “Sellers”) pursuant to which the Company will be acquiring substantially all of the assets of the Sellers, including but not limited to all of the intellectual property and property rights, client contracts, leasehold interest, trade names, business and other licenses, operational data, marketing information, customer information, contractual rights and all other tangible and intangible assets which are owned in whole or in part by the Sellers (the “Acquired Assets”).

The aggregate consideration payable for the Acquired Assets is $16,500,000, which consists of (i) a cash payment of $5,500,000 on the closing date (the “Closing Payment”), (ii) the payment to the escrow of $5,500,000 in the form of shares of the Company payable on or before the nine month anniversary of the closing date (the “First Post-Closing Payment”), and (iii) the payment to the escrow of $5,500,000 in the form of shares of the Company payable on or before the eighteen month anniversary of the closing date (the “Second Post-Closing Payment”). However, the Second Post-Closing Payment is contingent upon and subject to the achievement of at least 90% of the Sellers’ pre-closing gross revenue. The Company has the option to redeem in cash the shares of common stock initially deposited in escrow on the closing date, up to fifteen days prior to required payment dates of the first and second post-closing payments. Closing of the Asset Purchase Agreement is subject to customary closing conditions and the Company securing financing on terms and conditions that are commercially reasonable and appropriate to enable the Company to secure working capital and funds to pay the consideration.

Item 7.01 Regulation FD Disclosure

On March 26, 2024, the Company issued a press release regarding the definitive asset purchase agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

a) Financial statements of businesses acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

Exhibit Number	Description
99.1	Press Release issued by the Company on March 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: March 26, 2024	By:	/s/ Scott W. Absher
Scott W. Absher Chief Executive Officer

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